                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Business Resource Group's Registration Statements Nos. 33-95144, 333-02388, 333-23495, 333-49849
on Forms S-8 our report, dated May 7, 1998, relating to the financial statements of OFN, Inc., which appears in this Current Report on Form 8-K/A of Business Resource Group.



/s/ Deloitte & Touche LLP

San Jose, California
July 30, 1998